Exhibit 99.1

DBV Technologies Highlights Additional Data from Successful Phase 3 VITESSE Study at the AAAAI 2026 Annual Meeting

•	Approximately 83% of children treated with the VIASKIN® Peanut Patch increased their eliciting dose at month 12, compared to approximately 48% in the placebo group

•	Approximately 60% of children treated with the VIASKIN® Peanut Patch increased their eliciting dose by at least two doses at month 12, compared to 23% in the placebo group

•

24% of children on placebo decreased their eliciting dose between the baseline and month 12 double-blind, placebo-controlled food challenge, compared to only 6.4% of children treated with the VIASKIN® Peanut Patch

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a late-stage biopharmaceutical company, today announced that the company shared additional positive data from the successful Phase 3 VITESSE clinical trial as an oral presentation today at the American Academy of Allergy, Asthma, and Immunology (AAAAI) 2026 Annual Meeting, in Philadelphia, PA. VITESSE, the largest food allergy immunotherapy trial to date, is a Phase 3 study assessing DBV’s VIASKIN® Peanut Patch for the treatment of peanut-allergic children aged 4 to 7 years.

The VITESSE study met its primary endpoint whereby VIASKIN Peanut demonstrated a statistically significant treatment effect (p<0.001), with 46.6% of children in the VIASKIN Peanut arm meeting the treatment responder criteria* at 12 months, as compared to 14.8% of children in the placebo arm (difference in response rates = 31.8%; 95% confidence interval (CI) = (24.5, 39.0%)), exceeding the lower bound prespecified threshold of 15%.

Highlights from the data presented at AAAAI 2026:

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82.8% of subjects treated with the VIASKIN® Peanut Patch increased their eliciting dose by at least one dose, or one incremental step in a double-blind placebo-controlled food challenge, at month 12, compared to approximately 48% in the placebo group.

•	60.1% of the treated subjects increased their eliciting dose by at least two doses of the double-blind, placebo-controlled food challenge at month 12, compared to 23.4% in the placebo group.

•	24% of subjects on placebo decreased their eliciting dose between the baseline and month 12 double-blind, placebo-controlled food challenge, compared to only 6.4% of treated subjects.

•

All sensitivity analyses were statistically significant with the 95% CI exceeding the lower bound prespecified threshold of 15%, ranging from 22.1% to 27.8%, confirming the robustness of the primary endpoint analysis.

•	In both baseline eliciting dose (ED) strata, a significantly greater proportion of children treated with the VIASKIN® Peanut Patch were treatment responders as compared to the placebo group.

•	Among children with a baseline ED ≤ 30mg, 49.3% were responders versus 14.7% in the placebo group (∆=34.6%; 95% CI: 24.93, 44.24).

•	Among children with a baseline ED = 100mg, 43.1% were responders versus 14.6% in the placebo group (∆=28.5%; 95% CI: 17.51, 39.5).

•	The VIASKIN® Peanut Patch was well tolerated; the majority of treatment emergent adverse events (TEAEs) were mild local application site reactions, consistent with DBV’s previous Phase 3 studies.

“Building on the statistically significant topline results from the VITESSE Phase 3 study, the additional data presented at this year’s AAAAI Annual Meeting suggest a broad and consistent treatment effect of the VIASKIN® Peanut Patch, regardless of baseline eliciting dose strata or study population analysis,” stated David Fleischer M.D., Professor of Pediatrics at Children’s Hospital Colorado and Global Principal Investigator of the VITESSE study. “The increases in eliciting dose seen are clinically meaningful and may reflect a reduced risk of an allergic reaction. Conversely, nearly four times as many children on placebo saw their eliciting dose decrease, becoming more sensitized over the twelve-month period. These results not only support the VIASKIN® Peanut Patch as a potential treatment option for peanut-allergic children, if approved, but also reinforce the importance of prioritizing a proactive treatment for this specific patient population.

“We believe the additional data presented today demonstrate that the VIASKIN® Peanut Patch consistently induced desensitization among subjects irrespective of study subgroup or baseline characteristics,” stated Pharis Mohideen M.D., Chief Medical Officer of DBV Technologies. “If approved, the VIASKIN® Peanut Patch would provide caregivers with a non-invasive option that fits into daily activities. To that end, these data support a Biologics License Application, which we are planning to submit to FDA in the first half of this year.”

The presentation will be made available on the Scientific Publication & Presentations page on the Company’s website at https://dbv-technologies.com/events/aaaai-annual-meeting-2026/.

*Responders were defined as children with a baseline eliciting dose (ED) ≤30 mg who achieved an ED ≥300 mg of peanut protein at month 12, or children with a baseline ED = 100 mg who achieved an ED ≥600 mg of peanut protein at month 12, as measured by a double-blind, placebo-controlled food challenge (DBPCFC). The ED is the amount of peanut protein that induced an allergic reaction.

About DBV Technologies

DBV Technologies is a late-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary VIASKIN® patch technology to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT), the VIASKIN® Patch is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of the VIASKIN® Peanut Patch in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

For more information, please visit www.dbv-technologies.com and engage with us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding the therapeutic potential of VIASKIN® Peanut patch and EPIT, results of DBV’s clinical trials, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, plans and expectations with respect to the submission of BLAs to FDA, and the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 11, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2025, and as amended further by Amendment No. 2 on Form 10-K/A filed with the SEC on May 14, 2025, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

The Company reminds that the going concern assessment is made as of the date of this press release based on management’s current assumptions. In accordance with U.S. GAAP, IFRS, SEC and AMF rules, the Company will update its going-concern evaluation as of the issuance of its Annual Report on Form 10-K and the universal registration document.

VIASKIN is a registered trademark of DBV Technologies.

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DBV Technologies

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DBV Technologies

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